UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On April 1, 2013, Avago Technologies Limited (the “Company”) announced that its Board of Directors (the “Board”) has appointed Bryan T. Ingram, Senior Vice President and General Manager, Wireless Semiconductor Division, to serve as the Company’s Senior Vice President and Chief Operating Officer, effective April 1, 2013. In connection with Mr. Ingram’s appointment, the Compensation Committee of the Board also approved an increase in Mr. Ingram’s annual base salary from $420,000 to $500,000, and an increase in Mr. Ingram’s target bonus percentage under the Company’s Fiscal Year 2013 Avago Performance Bonus Plan for Executive Employees from 75% of base salary to 100% of base salary, on a pro rata basis for the relevant portion of the fiscal year. Mr. Ingram’s target performance metrics under the plan will be based 50% each on attainment of corporate revenue growth and operating profit goals. The Company announced Mr. Ingram’s appointment in a press release issued on April 1, 2013. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Mr. Ingram’s responsibilities as General Manager of the Wireless Semiconductor Division will be assumed by Ronald R. Ruebusch, who has been with Avago Technologies in its Wireless Semiconductor Division since 2003.

Mr. Ingram, age 48, has served as our Senior Vice President and General Manager, Wireless Semiconductor Division since November 2007 and prior to that as Vice President of that division since December 2005. Prior to the closing of our acquisition of the Semiconductor Products Group (“SPG”) of Agilent Technologies, Inc., Mr. Ingram was the Vice President and General Manager, Wireless Semiconductor Division of SPG. He has held various other positions with Hewlett-Packard Company and Agilent Technologies, Inc. Mr. Ingram joined Hewlett-Packard Company in 1990.

There are no arrangements or understandings between Mr. Ingram and any other person pursuant to which Mr. Ingram was appointed as Chief Operating Officer of the Company. Mr. Ingram does not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, nor has Mr. Ingram had a direct or indirect material interest in any such transaction since the beginning of the Company’s fiscal year.

Mr. Ingram has no family relationship with any other officer or director of the Company. Neither Mr. Ingram nor any immediate family member of Mr. Ingram has a material interest in any transaction with the Company involving the payment or receipt of at least $120,000.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 1, 2013, entitled “Avago Technologies Appoints Bryan Ingram Chief Operating Officer”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2013

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Vice President, Corporate Controller and interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 1, 2013, entitled “Avago Technologies Appoints Bryan Ingram Chief Operating Officer”.